                                                                    Exhibit 99.2

EQUIS OF NEW YORK, INC. /65 EAST 55TH STREET, 8TH FLOOR/NEW YORK, NEW YORK 10022 / 212-328-4200

COMMUNITY NETWORKS / 45-18 COURT SQUARE
PROJECTED COSTS FOR LEASING SPACE / BILLING PERIOD IS JANUARY - DECEMBER

--------------------------------------------------------------------------------------------------------------------
     ASSUMPTIONS

COMMENCE            1/1/99                                DIRECT OPERATING                   REAL ESTATE TAXES
                                                          ----------------                   -----------------
EXPIRE              12/31/01                              BASE YR           1998             BASE YEAR        1998.99
TERM (36 MONTHS)    3 YEARS                               BS AMT           $5.00             BASE AMT           $4.00
                                                          INCR %            5.00%            INCR %              5.00%
DISCOUNT RATE       8.00%                                 INCR BEGINS     1/1/99             INCR BEGINS       6/1/99
FLOOR               PART OF 4T                            Multiple           100%            GROSS ESCALATION
RENTABLE SF         7,628                                 GROSS ESCALATION
LOSS FACTOR         25.00%
USABLE AREA         5.721
ADD ON FACTOR       1.33333%

                                     ELECTRIC
                                     --------
                                     BASE AMT     $3.00
                                     INCR %       2.00%
                                     INCR STARTS  1/1/00

--------------------------------------------------------------------------------------------------------------------
                        --------------------------------------------------------------------------------------------
                                1             2             3
            YEAR ENDING  12/31/99      12/31/00      12/31/01
                        --------------------------------------------------------------------------------------------

BASE RENT                  $18.50        $18.50        $18.50
ELECTRIC                    $3.00         $3.06         $3.12
DIRECT OPERATING            $0.25         $0.51         $0.79
REAL ESTATE TAXES           $0.12         $0.32         $0.54

                        ============================================================================================
PER SQ FT TOTAL            $21.87        $22.40        $22.95
MONTHLY AVERAGE           $13,900       $14,236       $14,587
PER ANNUM TOTAL          $166,799      $170,829      $175,047
CUMULATIVE TOTAL          166,799       337,628       512,675
--------------------------------------------------------------------------------------------------------------------
     COMMENTS

                         CALENDAR YEAR CASH FLOW

                         DATE                     2/4/1999                                PAGE#
-----------------------------------------------------------------------------------------------------
                                   ----------
                                    $512,675  AGGREGATE RENT
                                   ----------
                                    $456,857  AGGREGATE PRESENT VALUE @ 8.00%
COMMENCE                           ----------
                                    $170,892  AGGREGATE AVERAGE COST P/A
                                   ---------
                                    $170,657  AGGREGATE ANNUITY - EQUAL LEVEL PAYMENT @ 8.00%
                                   ----------
EXPIRE                                $22.40  RSF - AVERAGE COST P/A
                                   ----------
TERM (36 MONTHS)                      $22.37  RSF - ANNUITY - EQUAL LEVEL PAYMENT @ 8.00%
                                   ----------
                                      $29.87  USF - AVERAGE COST P/A
                                   ----------
DISCOUNT RATE                         $29.83  USF - ANNUITY - EQUAL LEVEL PAYMENT @ 8.00%
                                   ----------

FLOOR
RENTABLE  SF                       ----------
                                      $18.50  (A) AVERAGE BASE RENT PRE FREE RENT
LOSS FACTOR                        ----------

USABLE AREA                        ----------

ADD ON FACTOR                      ----------
                                      $18.50  (D) AVG BASE RENT ONLY (A-B-C=D)
                                   ----------

                                   ----------
                                       $0.58  AMTZD AMT OF 1 MONTHS RENT @ $18.50 PSF @ 8.00%
                                   ----------
                                       $0.37  AMTZD AMT OF $1 IN CASH FROM THE LANDLORD @ 8.00%
                                   ----------
                         PRESENT VALUE AND AMORTIZATION IS CALCULATED MONTHLY ASSUMING A
                         BEGINNING OF MONTH PAYMENT
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------
                                                                 % OF TTL
                                                       TOTALS        RENT
-----------------------------------------------------  ------        ----

                                                       $55.50      82.58%
                                                        $9.18      13.66%
                                                        $1.55       2.31%
                                                        $0.98       1.45%

=========================================================================

                                                       $67.21        100%


-----------------------------------------------------------------------------------------------------

ALTHOUGH ALL INFORMATION FURNISHED REGARDING PROPERTY FOR SALE, RENTAL OR FINANCING IS FROM SOURCES DEEMED RELIABLE, SUCH INFORMATION HAS NOT BEEN VERIFIED AND NO EXPRESS REPRESENTATIONS MADE NOR IS ANY TO BE IMPLIED AS TO THE ACCURACY THEREOF, AND IT IS SUBMITTED SUBJECT TO ERRORS, OMISSIONS, CHANGE OF PRICE, RENTAL OR OTHER CONDITIONS PRIOR SALE, LEASE OR FINANCING, OR WITHDRAWAL NOTICE.

Existing Lease Abstract


Building:                45-18 Court Square  - LIC Suite 400

Lease Date:              October 20, 1998

Landlord:                45-18 Court Square, LLC (Alan Zaretsky)

Tenant:                  Community Networks

Premises:                Part of the 4/th/ Floor

Rentable Area:           7,628 RSF

Lease Term:              3 Years

Lease Commencement:      January 1, 1999

Lease Expiration:        December 31, 2001

Rent Commencement:       Upon Possession

Base Rent:               $141,118 per annum or $18.50 pRSF

Electricity:             Submetered

Real Estate Taxes:       Tenant shall pay proportionate share of a direct pass-
                         through of actual real estate tax increases above a 1998 Fiscal Base Year

Operating Expense:       Tenant shall pay proportionate share of a direct pass-
                         through of actual operating increases above a 1998 Base
                         Year

Tenant's Proportionate
Share (for above):       6%

Security Deposit:        $23,519.66

Use:                     Call Center

Sublet/Assignment:       Tenant needs prior written consent from Landlord which
                         maybe withheld for any reason or no reason whatsoever

Holdover:                Minimum Annual Rent will be increased by an amount
                         equal to one-half and Tenancy will be on a month-to-month basis